[EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]



                                April 15, 1999

Correctional Services Corporation
1819 Main Street
Suite 1000
Sarasota, FL 34236

                     Re:  Correctional Services Corporation
                          Post-Effective Amendment No. 1
                          on Form S-8 to Form S-4 Registration Statement
                          ----------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Correctional Services Corporation (the "Company") in connection with its filing of a Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (the "Registration Statement") covering up to 245,558 shares (the "Shares") of the Company's authorized and unissued shares of Common Stock, $.01 par value, and/or outstanding shares of such Common Stock, to be issued upon exercise of stock options pursuant to:
Youth Services International, Inc.'s Stock Option Plan, Youth Services International, Inc.'s 1995 Employee Stock Option Plan; Youth Services International, Inc.'s 1995 Director Stock Option Plan; Youth Services International, Inc.'s 1996 Employee Stock Option Plan; Amendment No. 1 to and Restated Youth Services International, Inc.'s 1997 Employee Stock Option Plan; and Youth Services, International Inc.'s 1998 Director Stock Option Plan.

          As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers of the Company and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

          In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

          On the basis of the foregoing, we are of the opinion that the authorized and unissued Shares have been duly authorized and, when issued, delivered and paid for in accordance with the relevant Plan named above, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                                                Very truly yours,

                                                EPSTEIN BECKER & GREEN, P.C.

                                                By:  /s/ Seth I. Truwit
                                                   --------------------------
                                                     Seth I. Truwit